As filed with the Securities and Exchange Commission on May 30, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1517641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2350 Mission College Blvd, Suite 190
Santa Clara, CA 95054
(408) 496-6722
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David W. Brunton
Chief Financial Officer, Vice President, Finance, Treasurer and Secretary
Neonode Inc.
2350 Mission College Blvd, Suite 190
Santa Clara, CA 95054
(408) 496-6722
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Mittelman, Esq.
Donald C. Reinke, Esq.
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, California 94105-3659
(415) 543-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.001 per share	5,000,000	$3.585	$17,925,000	$2,309

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the registrant’s common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $3.72 and low $3.45 sales prices of the registrant’s common stock on May 22, 2014, as reported on the NASDAQ Capital Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, we are not soliciting offers to buy, these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2014

PROSPECTUS

5,000,000 SHARES

NEONODE INC.

Common Stock

From time to time, we may offer and sell up to 5,000,000 shares of common stock in one or more offerings.

This prospectus provides you with a general description of the common stock that we may offer. Each time we offer shares of common stock, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the prices at which those shares will be sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “NEON.” On May 29, 2014, the last reported sales price of our common stock, as reported on the NASDAQ Capital Market, was $3.61 per share.

Investing in our common stock involves certain risks. See the “Risk Factors” section herein and in our Annual Report on Form 10-K for the year ended December 31, 2013 as well as our subsequently filed periodic and current reports, which we file with the Securities and Exchange Commission and are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2014

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our common stock only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, we refer to Neonode Inc. as “we,” “us,” “our,” the “Company” or “Neonode.”

Neonode, the Neonode logo, MultiSensing, and zForce are trademarks of Neonode Inc. registered in the United States and other countries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Information in and incorporated by reference into this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Statements that are not purely historical may be forward-looking.  You can identify some forward-looking statements by the use of words such as “believes,” “anticipates,” “expects,” “intends” and similar expressions.  Forward looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations, and financial position.

A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to risks relating to the uncertainty of growth in market acceptance for our technology, our history of losses since inception, our ability to remain competitive in response to new technologies, the costs to defend, as well as risks of losing, patents and intellectual property rights, a reliance on our customers’ ability to develop and sell products that incorporate our technology, our customer concentration and dependence on a limited number of customers, the uncertainty of demand for our technology in certain markets, the length of a product development and release cycle, our ability to manage growth effectively, our dependence on key members of our management and development team, uncertainty regarding expansion or other corporate transactions, and our ability to obtain adequate capital to fund future operations. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our publicly available filings with the Securities and Exchange Commission.

Because actual results or outcomes could differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

- ii -

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our common stock. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” in this prospectus and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

Neonode develops and licenses user interfaces and optical infrared touch technology.  Our touch technology offers multiple features including the ability to sense an object’s size, depth, velocity, pressure, and proximity to any type of surface. We offer our family of touch solutions under the name MultiSensing.  Our MultiSensing offerings are based upon our patented technology we call zForce.  We license our touch technology to Original Equipment Manufacturers (“OEMs”) and Original Design Manufacturers (“ODMs”) who incorporate it into devices that they produce and sell.  Our licensing model allows us to focus on the development of solutions for touchscreens and touch-enabled surfaces.  We do not manufacture products or components.  Our touch technology can be incorporated by OEMs and ODMs into a wide range of devices such as mobile phones, tablets and e-readers, toys and gaming consoles, printers, household appliances, wearable goods, and advanced automotive infotainment systems.

Neonode Inc., formerly known as SBE, Inc., was incorporated in the State of Delaware on September 4, 1997.  SBE’s name was changed to Neonode Inc. upon the completion of a merger in August 2007 between SBE and the parent company of Neonode AB, a company founded in February 2004 and incorporated in Sweden. As a result of the merger, the business and operations of Neonode AB became the primary business and operations of Neonode Inc. Our headquarters is located at 2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054 and phone number is (408) 496-6722.  Our website address is www.neonode.com. Information on our website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

The Offering

We may use this prospectus to offer up to 5,000,000 shares of our common stock, par value $0.001 per share, in one or more offerings. This prospectus provides a general description of the common stock that we may offer. The specific terms of an offering, including the specific prices of the shares and the plan of distribution for that offering, will be described in one or more supplements to this prospectus. The prospectus supplements may also describe risks associated with an investment in our common stock in addition to those described in the “Risk Factors” section of this prospectus or incorporated by reference herein.

We may sell the shares of common stock directly or through underwriters, dealers, or agents. We and our underwriters, dealers, or agents reserve the right to accept or reject all or part of any proposed purchase of shares. If we do offer common stock through underwriters or agents, we will include in the applicable prospectus supplement the names of those underwriters or agents, applicable fees, discounts, and commissions to be paid to them, details regarding over-allotment options, if any and the net proceeds to us.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our subsequent filings with the SEC.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the shares of common stock offered hereby. Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares covered by this prospectus for working capital and general corporate purposes.  We may also use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, product candidates, or other intellectual property, although we have no present commitments or agreements to do so.

DESCRIPTION OF COMMON STOCK

We are currently authorized to issue 70,000,000 shares of common stock, par value $0.001 per share. As of May 28, 2014, there were 40,455,352 shares of our common stock issued and outstanding.

Common Stock

Voting Rights.  Holders of our common stock possess exclusive voting rights in us, except to the extent that shares of preferred stock issued in the future may have voting rights. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders.

Dividend Rights.  Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor, subject to any preferential dividend rights that may attach to preferred stock that we may issue in the future.  The current policy of the Board of Directors, however, is to retain earnings, if any

Liquidation Rights.  In the event we are liquidated or dissolved, each holder of our common stock would be entitled to receive, after payment of all our debts and liabilities, a pro rata portion of all of our assets available for distribution to holders of our common stock. If we have issued any preferred stock, the holders thereof may have a priority in liquidation or dissolution over the holders of our common stock.

Other Characteristics.  Holders of our common stock do not have preemptive rights with respect to any additional shares of common stock that we may issue in the future. There are no redemption or sinking fund provisions applicable to the shares of our common stock.  Cumulative voting in the election of directors is not permitted. The transfer agent for shares of our common stock is American Stock Transfer & Trust Company, LLC.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws, and Delaware Law.

Some provisions of our Certificate of Incorporation, our Bylaws, and Delaware law contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price of our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock.

The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

Elimination of Stockholder Action by Written Consent. Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Delaware corporation for three years following the date these persons become interested stockholders. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors.

PLAN OF DISTRIBUTION

We may sell the offered shares of common stock in any of the ways described below or in any combination or in any way set forth in an applicable prospectus supplement from time to time:

●	to or through underwriters, brokers, or dealers;

●	through one or more agents;

●	directly to purchasers or to a single purchaser;

●
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of these methods of sale.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the common stock and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the shares of common stock, including the following:

●	the name or names of any underwriters, dealers, or agents and the amounts of shares underwritten or purchased by each of them;

●	the public offering price of the shares and the proceeds to us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers; and

●	any exchanges on which the shares may be listed.

Underwriters may offer and sell the offered shares of common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in an underwriting agreement between us and the underwriters. If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or a free writing prospectus, naming the underwriter, the nature of any such relationship.

Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may from time to time engage a firm to act as our agent for one or more offerings of the shares of common stock. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of shares and any minimum price below which sales may not be made, then the offering agent will try to sell such shares on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Capital Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments that the agents, underwriters, or other third parties may be required to make in respect of these civil liabilities. Agents, underwriters, and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use the prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the shares of common stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the shares of common stock on the NASDAQ Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

We also may sell any of the shares of common stock through agents designated by us from time to time. We will name any agent involved in the offer or sale of the shares and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the applicable prospectus supplements.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the shares of common stock offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Reed Smith LLP, San Francisco, California.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement, or other document.  Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  Our website address is www.neonode.com. Information contained in, or accessible through, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Information contained in any supplement to this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of this offering covered by this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 6, 2014;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed on May 12, 2014;

●	Our Current Reports on Form 8-K filed on March 11, 2014, May 9, 2014, and May 12, 2014 as amended May 19, 2014; and

●	The description of our common stock included in our registration statement on Form 8-A filed on April 26, 2012.

We will provide without charge upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Neonode Inc.
2350 Mission Blvd, Suite 190
Santa Clara, CA 95054
(408) 496-6722

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

SEC registration fee		$2,309
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous fees and expenses	$		*
NASDAQ Stock Market listing fee	$		*
Total	$		*

* These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Neonode Inc. (the “registrant”) is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. No indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The registrant’s Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers of the registrant to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for improper payment of dividends or redemptions of shares; or

●	for any transaction from which the director derives an improper personal benefit.

As permitted by Section 145 of the DGCL, the registrant’s Bylaws provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, (ii) the registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the registrant is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the registrant’s Bylaws are not exclusive, (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents, and (vi) the registrant may not retroactively amend its Bylaws provisions relating to indemnity.

The registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

At present, there is no pending litigation or proceeding involving any of the registrant’s directors, officers, or key employees as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any of its officers or directors.

Indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors, officers, and controlling persons under the foregoing provisions, or otherwise. The registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The above discussion of the DGCL and the registrant’s Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Certificate of Incorporation, and Bylaws.

Item 16. Exhibits

Number	Exhibit
1.1	Form of Underwriting Agreement relating to the common stock offered by this registration statement*

5.1	Opinion of Reed Smith LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Reed Smith LLP (included in the opinion filed as Exhibit 5.1)

24	Power of Attorney (included in signature page hereto)

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the shares of common stock registered

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 30th day of May, 2014.

NEONODE INC.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer, Vice President, Finance, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Eriksson and David Brunton, and each of them, as his true and lawful attorney-in-fact and agent, each with the full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including any and all post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Thomas Eriksson	Chief Executive Officer, and Director	May 30, 2014
Thomas Eriksson	(Principal Executive Officer)

/s/ David Brunton	Chief Financial Officer, Vice President, Finance, Treasurer and Secretary	May 30, 2014
David Brunton	(Principal Financial and Accounting Officer)

/s/ Per Bystedt	Executive Chairman	May 30, 2014
Per Bystedt

/s/ Mats Dahlin	Director	May 30, 2014
Mats Dahlin

/s/ Lars Lindqvist	Director	May 30, 2014
Lars Lindqvist

/s/ John Reardon	Director	May 30, 2014
John Reardon

EXHIBIT INDEX

Number	Exhibit

5.1	Opinion of Reed Smith LLP

23.1	Consent of Independent Registered Public Accounting Firm